Exhibit (6)(b)
FORUM FUNDS
INVESTMENT ADVISORY AGREEMENT
WITH
BECK, MACK & OLIVER LLC

Schedule A

Funds of the Trust
Revised as of October 8, 2009

Beck, Mack & Oliver Global Equity Fund (formerly known as Austin Global Equity Fund)

Beck, Mack & Oliver Partners Fund

Schedule B

Advisory Fees
Revised as of October 8, 2009

                                                                                                                                             Fund Average Daily Net Assets of the Fund                                                              Advisory Fee as a % of the Annual

                                                                                                                                                  Beck, Mack & Oliver Global Equity Fund                                                                                                1.50%

                                                                                                                                                  Beck, Mack & Oliver Partners Fund                                                                                                          1.00%

FORUM FUNDS                                                                                     BECK, MACK & OLIVER LLC

/s/  Karen Shaw                                                                /s/ Robert C. Beck
Name: Karen Shaw                                                                                   Name:           Robert C. Beck
Title:   Treasurer, Forum Funds                                                             Title:              Senior Member
Date:   11/5/09                                                                                           Date:             October 21, 2009